UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2005

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective December 30, 2005, pursuant to and in accordance with the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors, the Board of Directors of Albany Molecular Research, Inc. (the “Company”) approved full acceleration of the vesting of each otherwise unvested stock option that had an exercise price of $15.00 or greater granted under the Company’s 1998 Stock Option and Incentive Plan (the “Plan”) that was held by employees, officers, and non-employee directors.  These options had exercise prices in excess of the current market value of the Company’s common stock, based on the closing price of $12.15 per share on December 30, 2005 (i.e., such options were “underwater”). Options to purchase approximately 1.3 million shares of the Company’s common stock, including approximately 225,000 options held by executive officers and approximately 75,000 options held by non-employee directors, are subject to this acceleration.

The Committee also required that, as a condition to the acceleration of vesting, each executive officer and each non-employee director agree to refrain from selling shares of the Company’s common stock acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise of such options would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s or director’s last day of employment or upon a “change in control” as defined in the Plan.

The decision to accelerate the vesting of these underwater options was made primarily to minimize certain future compensation expenses that the Company would otherwise recognize in its consolidated statements of operations with respect to these options pursuant to Financial Accounting Standards Board Statement No. 123 (Revised), Share-Based Payment, which becomes effective for the Company for reporting periods beginning after December 31, 2005.  The Company also believes that the acceleration may have a positive effect on employee morale, retention and the perception of option value.  The Company believes that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of these options is approximately $4.4 million, of which approximately $902,000 is attributable to options held by executive officers and approximately $112,000 is attributable to options held by non-employee directors.

The Company issued a press release concerning its acceleration of the vesting of underwater options, which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

99.1         Press release dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2006	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Mark T. Frost
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 5, 2006.